UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant |_| Check the appropriate box:

|X|   Preliminary Proxy Statement          |_|   Confidential, for Use of the
|_|   Definitive Proxy Statement                 Commission Only (as permitted
|_|   Definitive Additional Materials            by Rule 14a-6(e)(2))
|_|   Soliciting Material Pursuant to ss.240.14a-12


                              U.S. Gold Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
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         (2) Aggregate number of securities to which transaction applies:


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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
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         (4) Date Filed:
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


                              U.S. GOLD CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                November 14, 2005

The Annual Meeting of the Shareholders of U.S. Gold Corporation (the "Company") will be held at the (location) on November 14, 2005 at 10:00 a.m. Mountain time, for the following purposes:

(1) To elect six (6) directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2) To vote upon an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 35,000,000 shares to 200,000,000 shares and to eliminate the par value of the stock;

(3) To vote upon an amendment to the Company's Articles of Incorporation to eliminate the supermajority vote of shareholders required to approve certain corporate actions;

(4) To approve an amendment to the Company's Non-Qualified Stock Option and Stock Grant Plan to increase the number of shares of common stock reserved for issuance under the Plan from 3,500,000 to 5,000,000 shares;

(5) To ratify the appointment of Stark Winter Schenkein & Co., LLP as the independent accountants for the Company for the year ending December 31, 2005; and

(6) To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on October __, 2005 as the record date for the determination of the holders of the Company's stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on the books of the Company at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

All shareholders are invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED POSTAGE-PAID PROXY CARD. Any shareholder attending the meeting may revoke his proxy and vote in person, even if that shareholder has returned a proxy.

A Proxy Statement explaining the matters to be acted upon at the annual meeting follows. Please read it carefully.

By Order of the Board of Directors

/s/
-------------------------------------------------

Lakewood, Colorado

October __, 2005

                                 PROXY STATEMENT

                              U.S. GOLD CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                November 14, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. Gold Corporation (the "Company"), to be voted at the annual meeting of shareholders to be held at 10:00 am Mountain time on Monday, November 14, 2005, at the (location and address), or at any adjournment or postponement of the meeting. This Proxy Statement and accompanying form of proxy were first mailed or given to shareholders of the Company on or about October __, 2005.

If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed Proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director and FOR proposals 2 through 5 described in the Notice of Annual Meeting.

Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The cost of the meeting, including the cost of preparing and mailing this Proxy Statement and proxy, will be borne by the Company. The Company may use the services of its directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

The Company has also retained Morrow & Co., Inc. (or other solicitors), professional proxy solicitors, at an estimated fee of $___ plus reasonable out-of-pocket expenses to assist in the solicitation process. Approximately 35 persons will be utilized by such firm in its solicitation efforts.

Only holders of record of the Company's common stock, par value $.10 per share, on October __, 2005 are entitled to receive notice and to vote at the annual meeting. Each share of common stock is entitled to one vote. On October __, 2005, there were a total of 33,296,810 shares of common stock outstanding. The presence in person or by proxy of not less than one-third of the outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

Brokers who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes on non-routine proposals are referred to as "broker non-votes." Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, and will have no effect on the election of directors, the proposed increase in the number of shares that may be issued under the Non-qualified Stock Option and Stock Grant Plan or the ratification of the appointment of the independent accountants, as they will not be counted as votes for or against those matters. Abstentions and broker non-votes will be counted as a vote against the amendment of the Articles of Incorporation to increase the amount of authorized stock, to eliminate the par value of the stock and to eliminate the supermajority vote required of shareholders, since these proposals require the approval of not less than two-thirds of the Company's shares entitled to vote on the matters.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                              ELECTION OF DIRECTORS

                           (Proposal 1 on Proxy Card)

The Board of Directors currently consists of six members, four of whom are nominated to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Directors has also nominated Michele L. Ashby and Leanne M. Baker to serve as directors beginning at the annual meeting.

Directors and Executive Officers

The following table reflects the current directors and executive officers of the Company as of the date of this Proxy Statement.
                                           Positions With         Board Position
Name                        Age             the Company             Held Since
----                        ---      ---------------------------   ----------

Robert R. McEwen            55       Chairman and Chief Executive       2005
                                     Officer

Peter Bojtos                55       Director                           2003

Richard F. Mauro            59       Director                           2003

Declan J. Costelloe         40       Director                           2005

Richard F. Nanna(1)(2)      56       Director                           2003

John W. Goth(1)(2)          78       Director                           1987

William F. Pass             59       Vice President, Chief Financial     --
                                     Officer and Secretary

---------------------
(1)  Member of the Audit and Compensation Committee.

(2)  This individual is not standing for reelection.

The following information summarizes the business experience for at least the last five years of the officers and directors of the Company and persons nominated to be directors of the Company.

Nominees

The Company has nominated the following six individuals to serve as directors of the Company to until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified:

Robert R. McEwen. Mr. McEwen became the Chairman of the Board of Directors and Chief Executive Officer of the Company on August 18, 2005, shortly following his purchase of approximately 33.3% of the Company's common stock. Mr. McEwen is also the Chairman of the Board of Directors of Goldcorp Inc. (formerly Goldcorp Investments), a position he has occupied for the last 19 years. He was also the chief executive officer of that company from June 1986 until February 2005. Goldcorp is a corporation organized under the laws of the Province of Ontario, Canada, engaged in the business of exploring for and producing gold and other precious metals. The securities of Goldcorp are traded on the Toronto and New York Stock Exchanges.

Peter Bojtos. Mr. Bojtos is a Professional Engineer and for the past 9 years has been an independent director of several mining and exploration companies. Mr. Bojtos is director, vice president and vice chairman of Fisher-Watt Gold Co. Inc. Mr. Bojtos also serves on the board of directors of Asian Mineral Resources Ltd., GMD Resources Corp, Gossan Resources, Kalimantan Gold Corp Ltd, LMX Resources, Tournigan Gold Corp (formerly named Tournigan Ventures Corp) and

Vaaldiam Resources Ltd (previously named Noble Peak Resources Ltd), each public companies with securities quoted on the Vancouver (Canada) Stock Exchange, Birim Goldfields Inc, Desert Sun Mining Corp, and Queenstake Resources Ltd, each public companies with securities quoted on the Toronto (Canada) Stock Exchange and Link Mineral Ventures Inc. Mr. Bojtos is also a director of Sahelian Goldfields Inc. (Sahelian) which filed a proposal to its creditors under the Bankruptcy and Insolvency Act of Canada in July 2001. As a result, Sahelian's creditors were stayed from taking action and the company was not placed into receivership or bankruptcy. The proposal of Sahelian was approved by the courts in September 2001, and the company is now being reorganized.

Richard F. Mauro. From 1999 until his retirement in 2003, Mr. Mauro was a partner and an attorney with the firm Moye White LLP, a Denver-based law firm. From 1992 to 1997, Mr. Mauro was executive vice president of the Castle Group, Inc., an investment management firm which invested in mining properties and companies in developing countries. Mr. Mauro is also a director of Canyon Resources Corporation, a publicly-held company with securities listed on the American Stock Exchange.

Declan J. Costelloe. Mr. Costelloe was elected a director in August 2005 pursuant to a nomination by Mr. McEwen in connection with his purchase of the Company's common stock. He is an investment manager for Veneroso Associates Gold Advisors, an investment company focusing on the gold industry, a position he has occupied since 2003. Prior to that, he was the research director for that entity, a position he occupied from August 2000 to September 2003.

Michele L. Ashby. Ms. Ashby, 50 years of age, is the chief executive officer and founder of MINE, LLC, a Colorado limited liability company organized to promote natural resource companies to the investment community through private conferences. She has occupied that position since July 2005. From 1998 to 2005, she was the chief executive officer and founder of Denver Gold Group Inc., a Colorado non-profit corporation organized and operated as a trade association for the mining industry. In that capacity, she developed, marketed and organized annual conferences for participants in the industry and the investment community. From 1987 to 1995, she was a stockbroker and mining analyist with a regional firm located in Denver, Colorado.

Dr. Leanne M. Baker. Dr. Baker, 53 years of age, is an independent consultant in the mining and financial services industry, a position she has occupied since 2002. Prior to that, she was an equity research analyst and managing director with Salomon Smith Barney from 1990 to 2001, where she helped build a research and investment banking franchise in the metals and mining sectors. She is a director of Agnico-Eagle Mines Ltd. and New Sleeper Gold Corporation, both Canadian corporations, the former with securities traded on the Toronto and New York Stock Exchange and the latter with securities traded on the Toronto Venture Exchange. Dr. Baker has a M.S. and a Ph.D. in mineral economics from the Colorado School of Mines.

Board Members Not Standing for Reelection

The terms for the following two directors will expire at this Annual Meeting of
Shareholders:

John W. Goth. For the past ten years, Mr. Goth has been a self-employed mining consultant. He also serves on the board of directors of Royal Gold, Inc., a publicly traded company with securities quoted on the NASDAQ National Market System.

Richard F. Nanna. Since 2000, Mr. Nanna has been employed by Apollo Gold Corporation, a publicly traded company and its predecessor company, Nevaro Gold, as Senior Vice President-Exploration/Development. From 1993 to 1999, Mr. Nanna was Vice President of Exploration for FirstMiss Gold and Getchell Gold Mining and retained by Placer Dome as an advisor following the sale of Getchell to Placer Dome.

Company Executive Officers

In addition to Mr. McEwen (see biography above), the Company has the following executive officer as of the date of this Proxy Statement:

William F. Pass. Mr. Pass joined the Company in June 1988 and was appointed Corporate Secretary on September 1, 1991 and Vice President Administration on January 1, 1994. Effective February 1, 1996, Mr. Pass was appointed Vice President, Chief Financial Officer and Corporate Secretary. Mr. Pass devotes a majority of his time to the business and affairs of the Company.

Officers of the Company serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

If a quorum is present, directors are elected by a plurality of votes (i.e., the six candidates receiving the highest number of votes will be elected to the Board of Directors). You may vote for all of the nominees as directors, or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the nominees listed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.


                                PROPOSAL TO AMEND
                          THE ARTICLES OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES AND ELIMINATE THE
                             PAR VALUE OF THE SHARES

                          (Proposal 2 on Proxy Card)

Background

On August 18, 2005, the Company's Board of Directors unanimously approved an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 35,000,000 shares, par value $0.10 per share, to 200,000,000 shares with no par value. The Board of Directors recommends that the shareholders approve this amendment to the Articles of Incorporation. For reasons described below, the Company's Board of Directors believes adoption of the proposed amendment is critical to allow the Company to obtain financing and complete other transactions.

The Company currently has authorized 35,000,000 shares of common stock, of which 33,296,810 shares are outstanding as of October __, 2005. Thus, the Company had only 1,703,190 authorized shares of common stock available for issuance for business purposes as of October __, 2005. In order to obtain capital to further the Company's business plan, the Board of Directors deems it appropriate to increase the number of authorized shares.

Reasons to Increase the Authorized Stock and Eliminate the Par Value

The Board of Directors believes that a substantial degree of flexibility should be available to the Company in completing equity financing transactions. This flexibility is necessary to allow the Board of Directors to, among other things, sell stock to obtain funding to operate the Company's business. The Board of Directors also believes it is prudent that the Company have authorized but unissued shares of common stock for issuance from time to time as may be required for other purposes, including mergers, acquisitions, employees stock options and other proper business purposes.

With the proposed increase in stock, the Board would be able to authorize the issuance of the Company's shares without the necessity and related costs and delays of either calling a special shareholders' meeting, or waiting for the next regularly scheduled meeting of shareholders in order to increase the authorized capital. If, in a particular instance, shareholder approval were required by law, rules of stock exchanges where the Company's shares are listed, or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the shareholders of the Company. Other than as discussed in Proposal 4 relating to the Company's Stock Option and Stock Grant Plan, there are at present no specific understandings, arrangements or agreements with respect to any future transactions which would require the Company to issue any new shares of its common stock that are proposed to be authorized by amendment of the Company's Articles of Incorporation.

Part of the proposal is to eliminate the par value of the Company's common stock. Presently, the common stock has a par value of $.10 per share, which par value would be eliminated if the proposal is approved. Par value is a term that was historically used to protect shareholders from being unfairly diluted. It refers to the minimum price at which stock of a company can legally be issued. The par value of a stock is reflected in the articles of incorporation and on the stock certificates of the Company. It is also reflected in the Company's financial statements as the "paid in capital," reflecting the aggregate par value of all stock issued by the Company.

Under modern corporation law, the importance of par value has decreased. In Colorado, where the Company is organized, the law no longer mentions par value and eliminates the prohibition on issuing stock for less than its par value. So, the Board of Directors believes that it is in keeping with this law and modern corporate usage that the par value of the Company's common stock be eliminated. The Board does not believe that the elimination of the par value will have any adverse effect on existing shareholders.

Effect of Increasing the Authorized Stock

If the increase in the authorized number of shares of common stock is approved by the Company's shareholders, then each share of common stock would have the same rights as the Company's currently outstanding shares of common stock. Specifically, upon issuance, each share of common stock would be entitled to one vote, would be entitled to receive dividends only if declared by the Board of Directors and would not be entitled to preemptive rights. Because the Company could issue a significant number of shares in connection with future financings if it increases its authorized stock, it is possible that a change of control of the Company could occur without the Company presenting such a proposal to its stockholders for approval. Shareholders are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares. In addition, the issuance of additional stock with the approval of the Board would serve to dilute the voting and ownership interest of existing shareholders.

Shareholders should note that the availability of authorized but unissued shares of common stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming and that the availability of authorized but unissued shares might make it more difficult or time consuming to remove incumbent directors. The availability of authorized but unissued shares could also make it possible for a significant shareholder's interest to be diluted.

Vote Necessary to Approve Proposal 2

The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock will be necessary to approve the proposal to amend the Articles of Incorporation to increase the number of shares of common stock from 35,000,000 shares to 200,000,000 shares and to eliminate the par value of the stock. The Board of Directors unanimously recommends a vote FOR this proposal to amend the Articles of Incorporation to increase the authorized shares of common stock from 35,000,000 shares with a par value $0.10 per share to 200,000,000 shares with no par value, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.


                                   PROPOSAL TO
                       AMEND THE ARTICLES OF INCORPORATION
                 TO ELIMINATE THE SUPERMAJORITY SHAREHOLDER VOTE
                            FOR CERTAIN TRANSACTIONS

                           (Proposal 3 on Proxy Card)


Introduction and Background

On August 18, 2005, the Board of Directors of the Company unanimously approved an amendment to the Articles of Incorporation to eliminate the supermajority shareholder vote currently required for certain corporate actions. The Board requests that the shareholders ratify the amendment to the Company's Articles of Incorporation to eliminate the supermajority shareholder vote, as provided in the Articles of Amendment to the Company's Articles of Incorporation as set forth in Exhibit "A" to this Proxy Statement. The Board of Directors recommends that the shareholders carefully review the Articles of Amendment.

By way of background, the Company was organized under the laws of the State of Colorado on July 23, 1979. At that time, the voting requirements under Colorado law for shareholder approval of certain corporate action was more restrictive than currently permitted by Colorado law. Although the Company has amended its Articles of Incorporation on several occasions since its inception, the voting requirement for shareholder approval of these actions has never been changed in the Articles of Incorporation. As a result, the Colorado Business Corporation Act requires the affirmative vote of not less than two-thirds of all shares entitled to vote (the "Supermajority Voting Requirement") to approve certain extraordinary corporate actions, including (i) an amendment to articles of incorporation; (ii) the approval of a plan of merger or share exchange; (iii) a transaction involving a sale, lease, exchange, or other disposition of all or substantially all of the property of a corporation, otherwise than in the usual and regular course of business; and (iv) a proposal to dissolve a corporation (collectively, "Shareholder Actions").

Since the adoption of the Company's Articles of Incorporation, the Colorado Business Corporation Act has been amended to change the vote required to be cast for the approval of Shareholder Actions. As currently permitted by the Colorado Business Corporation Act, all Shareholder Actions except the amendment of articles of incorporation can be approved by the vote of a simple majority of the shares entitled to vote on the action, and the amendment of articles of incorporation can be approved by the vote of a simple majority of the shares cast at a meeting at which a quorum is present.

Under the Colorado Business Corporation Act, a corporation can change the Supermajority Voting Requirement by an amendment to its Articles of Incorporation.

Current Proposal

The Board of Directors believes that the Supermajority Voting Requirement places an unreasonable restriction on the Company's ability to successfully complete transactions that may be in the best interest of the Company and its shareholders. In light of that belief, the Board has proposed to change the Supermajority Voting Requirement to conform with the voting requirements under the Colorado Business Corporation Act for corporations existing on the date of this Proxy Statement.

Reasons for Changing the Supermajority Voting Requirement

The Board of Directors believes there are compelling arguments for reducing the Supermajority Voting Requirement for Shareholder Action. The requirement of a supermajority vote can limit the ability of shareholders to effect change by essentially providing a veto to a minority shareholder or group of shareholders. This veto power might prevent the shareholders from approving a transaction that is in their best interests. This might be the case, for example, when a minority shareholder has a special interest that is different than, or in addition to, the interests of the other shareholders. In marked contrast, a lower threshold for shareholder votes can increase shareholders' ability to effectively participate in corporate governance.

Also, the requirement of a supermajority vote may increase the time it takes to make significant corporate decisions and substantially increase the cost of any contemplated transaction. Obtaining a supermajority vote may make it difficult to accomplish many transactions in a timely and economic manner. Moreover, the time delay and additional contingencies imposed by these restrictions potentially make transactions with the Company less desirable, when other potential candidates are not subject to such restrictions.

Finally, the Board of Directors believes that reducing the Supermajority Voting Requirement will conform the voting requirement to what is customary with other corporations. It is the belief of the Board that most corporations in existence today, especially companies whose stock is widely held like the Company, have adopted the majority voting requirement permitted by current law. This simple majority vote is recognized by the corporate law of many states where commerce is prevalent, like Delaware, New York, and California.

Effect of Retaining the Supermajority Voting Requirement

One intent of supermajority voting requirements is to encourage a person or entity making an unsolicited bid for a company to negotiate with the board of directors to reach terms that are fair and provide the best results for all shareholders. Without a supermajority voting requirement, it may be possible for the holders of a majority of votes to take actions that would give them effective control of certain aspects of the Company without negotiating with the board to achieve the best results for other shareholders.

Effect of Amending Articles

If the shareholders approve this proposal, the provisions of the Colorado Business Corporation Act, as amended from time to time, will control all voting requirements of the Company, as if the Company were organized on the date of this Proxy Statement. The effects of this change are summarized below.

Actions on most matters, including any amendments to the Articles of Incorporation which are subject to shareholder approval, that do not add, change, or delete a quorum or voting requirement, shall be approved, if a quorum exists, if the votes cast favoring the action exceed the votes cast opposing the action. Further, matters such as (i) approval of a plan of merger or share exchange; (ii) a transaction involving a sale, lease, exchange, or other disposition of all or substantially all of the property of the Company, otherwise than in the usual and regular course of business; and (iii) a proposal to dissolve the Company, shall be approved by the vote of a majority of all votes entitled to be cast on the matter. If the voting requirements of the Colorado Business Corporation Act are amended to a more liberal voting standard in the future, the Company shall automatically become subject to those provisions.

If approved, this proposal will become effective upon the filing of the Articles of Amendment to our Articles of Incorporation with the Colorado Secretary of State. It is the Company's intention to file the Articles of Amendment with the Secretary of State as soon as practical following approval of the proposed amendment by the shareholders.

Vote Necessary to Approve Proposal 3

The affirmative vote of the holders of two-thirds of all votes entitled to be cast on this matter is required to approve this proposal. The Board of Directors unanimously recommends that the shareholders vote FOR the proposal eliminating the supermajority voting requirement, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.


                                  PROPOSAL FOR
                   AMENDMENT TO THE NON-QUALIFIED STOCK OPTION
                              AND STOCK GRANT PLAN
                  TO INCREASE THE SHARES RESERVED FOR ISSUANCE
                                 UNDER THE PLAN

                           (Proposal 4 on Proxy Card)

On September __, 2005, the Company's Board of Directors unanimously authorized an amendment to the Non-Qualified Stock Option and Stock Grant Plan (the "Plan") to increase the number of shares of common stock reserved for issuance under the Plan from 3,500,000 to 5,000,000 shares. The Board of Directors recommends that the shareholders approve this amendment.

The Company's Board of Directors believe adoption of the proposed amendment is necessary for the Company to have shares available under the Plan for the grant of stock options and stock grants to members of the Board of Directors, officers, employees of the Company and other key persons on whom the Company may rely. As of October __, 2005, the Plan has only 312,637 shares of Common Stock remaining available for new option or share grants. The purpose of the Plan is to advance the interest of the Company and its shareholders by affording key persons, whose judgment, initiative and efforts upon which the Company may rely for the successful conduct of its businesses, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. Therefore, the Board believes that it is in the best interest of the Company for shareholders to approve the requested increase in the amount of common stock available under the Plan.

The approval of an increase in the amount of stock that can be issued under the Plan will afford the Board of Directors more flexibility in issuing stock as compensation in the future. The Board can issue the additional stock that would be authorized for issuance under the Plan without shareholder approval. Any stock that is issued under the Plan would dilute the voting interest of existing shareholders. If the proposal to amend the articles of incorporation to increase the authorized shares of the Company (Proposal 2 on Proxy Card) is not approved but this proposal related to the Plan is approved, any increases of shares reserved under the Plan will be limited to the then currently authorized but unissued shares of the Company until and unless there is an increase in the authorized shares of the Company.

Vote Necessary to Approve Proposal 4

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting will be necessary to approve the proposal to increase the number of shares of common stock reserved for issuance under the Plan from 3,500,000 to 5,000,000 shares. The Board of Directors recommends that the Shareholders of the Company vote FOR this proposal to increase the number of shares of common stock reserved for issuance under the Plan from 3,500,000 to 5,000,000 shares, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.


                             APPOINTMENT OF AUDITORS

                           (Proposal 5 on Proxy Card)

On September __, 2005, the Board of Directors unanimously approved the appointment of Stark Winter Schenkein & Co., LLP as the independent accountants for the Company for the year ending December 31, 2005, and solicits the ratification of this appointment by the shareholders. Stark Winter Schenkein & Co., LLP has acted as the independent accountants for the Company since 1999. Neither such firm, any of its members nor any of their associates, has or has had during its tenure with the Company, any financial interest in the business or affairs, direct or indirect, or any relationship with the Company other than in connection with its duties as independent accountants.

Representatives of Stark Winter Schenkein & Co., LLP are expected to be present at the annual meeting to respond to shareholders' questions and to make any statements they consider appropriate.

Vote Necessary to Ratify Proposal 5

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting is required for the ratification of the appointment of the independent accountants. The Board of Directors recommends a vote FOR the ratification of appointment of the independent accountants, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.


                              [Intentionally blank]

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company and Forms 5 and amendments thereto, if any, the Company is not aware that any person, who at any time during the fiscal year ended December 31, 2004 was a director, officer, beneficial owner of 10% more of its common stock, failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the 1934 Act during the most recent fiscal year or prior years.

BOARD COMMITTEES AND OTHER BOARD INFORMATION

Communications to the Board of Directors

The Board of Directors maintains a policy of reviewing and considering communications from the Company's shareholders. Any shareholder who desires to contact the Board of Directors may do so electronically by sending an e-mail to the Board of Directors, c/o Corporate Secretary, at billp@usgoldmining.com, or by writing to the Board of Directors at the Company's principal executive office at 2201 Kipling Street, Suite 100, Lakewood, CO 80215-1545.

Directors of the Company periodically review communications from shareholders and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. Directors may also attend the annual meeting of shareholders and receive communications directly from shareholders at that time. No annual shareholder meeting was held for the year ended December 31, 2004.

Board Committees and Meetings

The Board of Directors maintains a standing Audit and Compensation Committee. The Audit Committee recommends the selection and appointment of the Company's independent accountants to the Board of Directors and reviews the proposed scope, consent and results of the audit performed by the accountants and any reports and recommendations made by them. All the members of the Audit Committee meet the definition of "independent" as defined in Rule 4200(a)(15) of the NASDAQ Stock Market, Inc., Marketplace Rules.

The Board of Directors has determined that John W. Goth, the chairman of the Audit Committee, qualifies as an audit committee financial expert in that he has
(i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of the audit committee functions. Mr. Goth acquired these attributes through experience in overseeing the performance of companies with respect to the preparation and evaluation of financial statements, and through his experience as an audit committee member for other companies.

Audit Committee Report. The Audit Committee of the board of Directors is pleased to present this Audit Committee Report.

We have reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2004 with management and have reviewed related written disclosures of Stark Winter Schenkein & Co., LLP, our independent accountants, of the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended with respect to those statements. We have reviewed the written disclosures and the letter from Stark Winter Schenkein & Co., LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Stark Winter Schenkein & Co., LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

We have also reviewed the various fees that we paid or accrued to Stark Winter Schenkein & Co., LLP during 2004 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table sets forth fees paid to our independent accountants, Stark Winter Schenkein & Co., LLP for the last two fiscal years:

                                            2004                 2003
                                            ----                 ----
      Audit Fees                           $14,500              $21,888
      Audit Related Fees                   $10,974                    0
      Tax Fees                                   0                    0
      All Other Fees                             0              $ 3,116
                    Total Fees             $25,474              $25,004


It is the policy of the Audit Committee to engage the independent accountants selected to conduct the financial audit for the Company and to confirm, prior to such engagement, that such independent accountants are independent of the Company. Also in keeping with its policy, all services of the independent accountants reflected above were pre-approved by the Audit Committee.

The Audit Committee has adopted a written charter in July 2000 which is updated from time to time. A copy of this charter is attached to this Proxy Statement as Appendix A.

John W. Goth (Chairman and member)

Richard F. Nanna (member)

Compensation Committee. The Compensation Committee is composed of Richard F. Nanna, chairman, and John W. Goth. The Compensation Committee did not meet during 2004. The Compensation Committee reviews and makes recommendations to the Company's Board of Directors concerning the salaries and other compensation paid to the Company's officers.

Nominating Committee. The Board of Directors does not have a separate nominating committee. Rather, each member of the Board of Directors shares the responsibility of identifying candidates for nomination to the Board of Directors. In view of the Company's limited working capital and business needs, the Board is still evaluating the necessity for, responsibilities of, and composition of various committees, including a nominating committee. While the Board believes that the current structure is adequate, it will consider a more formal system to solicit nominees in the future.

The Board of Directors has not adopted a written charter for the nomination of new members of the Board of Directors. It has articulated the requirements and procedures discussed below from past practices.

Qualifications

In order to be nominated for director, a director candidate must meet the following criteria: (i) the director must be a natural person over 21 years of age; (ii) the director should have management experience; (iii) the director should have knowledge about the issues affecting the Company's business; (iv) the director should have exemplary personal integrity and reputation, sound judgment, and strong decision-making ability; (v) independence; and (vi) the director should have sufficient time to devote the director's energy and attention to the diligent performance of the director's duties, including, but not limited to, review of the Company's documents, SEC filings and other materials and the attendance at Board and committee meetings, as applicable.

Shareholder Nominations

The Board of Directors will consider properly submitted shareholder recommendations of director candidates. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Board of Directors at 2201 Kipling Street, Suite 100, Lakewood, CO 80215-1545. Such letter must be signed and dated and the following information must be included in or attached to the letter:

     o    name and address of the shareholder making the recommendation;

     o proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;

     o    the name, address and resume of the recommended nominee; and

     o the written consent of the recommended nominee to serve as a director of the Company if so nominated and elected.

Identification and Evaluation of Nominees

The Board of Directors assesses the appropriate size of the Board of Directors in accordance with the Company's Articles of Incorporation and Bylaws, as amended from time to time, taking into account any expected vacancies on the Board and which incumbent directors will stand for re-election at the next meeting of shareholders.

If vacancies are anticipated or otherwise arise, the Board of Directors considers candidates for director suggested by members of the Board of Directors as well as management, shareholders and other parties, and makes nominations regarding proposed candidates to fill the vacancy.

Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Board of Directors evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.

In the case of an incumbent director whose term of office expires, the Board of Directors will review such director's service to the Company during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a Board member outlined above, and make a recommendation regarding such director's nomination for re-election. If any member of the Board of Directors is an incumbent director eligible to stand for re-election, such director shall not participate in the discussion of such director's recommendation for nomination for election as a director by the Board of Directors.

In the case of a new director candidate, the Board of Directors may evaluate whether the nominee is independent, as independence is defined in Rule 4200(a)(15) of the NASDAQ Stock Market, Inc., Marketplace Rules, and whether the nominee meets the qualifications for a Board member outlined above. In connection with such evaluation, the Board of Directors determines whether the Board should interview the nominee, and if warranted, one or more members of the Board of Directors shall interview the nominee in person or by telephone. Upon completing the evaluation, and the interview if deemed necessary, the Board of Directors makes a recommendation as to whether to nominate the director nominee for election at the next shareholders' meeting at which directors will be elected.

During the year ended December 31, 2004, the Board of Directors met three times and took action by consent in lieu of a meeting on ten other occations. Directors Richard Nanna and Peter Bojtos each attended less than 75% of the meetings held during 2004.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the total compensation of all persons who served as our chief executive officer during 2004 and all other executive officers who were paid more than $100,000 during the fiscal year ended December 31, 2004, for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation
                                              ----------------------------
                                                                                Securities       All Other
Name and                                                                        Underlying       Compen-
Principal Position                  Year        Salary            Other         Options          sation
--------------------------          ----      ------------      ----------      -----------    -----------
William W. Reid, President          2004      $230,590(3)       $34,311(2)           -         $129,000(10)
and CEO(1)                          2003      $230,590(3)       $99,475(4)        75,000       $220,000(10)
                                    2002      $268,552(3)(5)    $ -                  -         $ -

William F. Pass,                    2004      $117,480(3)       $ -                  -         $ -
Vice President,                     2003      $114,372(3)       $44,764(6)        75,000       $185,920(10)
Chief Financial Officer and         2002      $121,688(3)(7)    $ -                  -         $ -
Secretary

David C. Reid,                      2004      $130,199(3)       $ -                  -         $ -
Vice President(1)                   2003      $126,745(3)       $49,737(8)        75,000       $393,937(10)
                                    2002      $134,873(3)(9)    $ -                  -         $ -


-----------------------------

(1) William W. Reid and David C. Reid resigned from their positions as President and CEO, and Vice President, respectively, effective August 18, 2005.

(2)  Represents $34,311 of accrued salary paid during 2004.

(3)  Includes imputed income for use of vehicle.

(4)  Represents $99,475 of accrued salary paid during 2003.

(5)  Includes $178,791 accrued but not paid during 2002.

(6)  Represents $44,764 of accrued salary paid during 2003.

(7)  Includes $80,456 accrued but not paid during 2002.

(8)  Represents $49,737 of accrued salary paid in 2003.

(9)  Includes $89,395 accrued but not paid during 2002.

(10) During 2003 and 2004, the Executive Officers exercised certain of their respective stock options at an exercise price of $0.16 per share which resulted in compensation for Federal tax purposes based upon the market price of the common stock on the day of each exercise. William W. Reid exercised options to purchase an aggregate of 300,000 shares in 2003 and 150,000 in 2004, William F. Pass exercised options to purchase an aggregate of 232,326 shares in 2003, and David C. Reid exercised options to purchase 520,802 shares in 2003.

Director Compensation

The Company reimburses its directors for reasonable expenses incurred by them in attending meetings of the Board of Directors or of committees of the Board. During 2004 and 2003, the only such expenses were $720 paid to Peter Bojtos during 2004. Non-executive directors are paid $1,000 per month for services as directors.

Compensation Plans

The Company also maintains a Simplified Employee Pension Plan and a Non-Qualified Stock Option and Stock Grant Plan, each discussed further below.

Simplified Employee Pension Plan

On December 10, 1985, the Company's Board of Directors adopted a Simplified Employee Pension Plan ("SEP"). The Company makes a determination of contributions under the SEP on an annual basis, based upon review by the Board of Directors of the Company's financial statements as of its fiscal year end. The Company did not make any contributions to the SEP for the year ended December 31, 2004 or 2003. Contributions made under the SEP in any one calendar year for any one employee may not be more than the smaller of $40,000 or 25% of that employee's total compensation.

Non-Qualified Stock Option and Stock Grant Plan

The Non-Qualified Stock Option and Stock Grant Plan, as amended (the "Plan"), was adopted by the Company effective March 17, 1989. The Plan terminates by its terms on March 16, 2009. Under the Plan, as amended by shareholders on September 19, 2003, a total of 3,500,000 shares of Common Stock are reserved for issuance thereunder. As discussed in Proposal 4 above, the Company is requesting stockholder approval to increase the number of shares of common stock reserved under the Plan to 5,000,000.

Under the Plan, non-qualified stock options ("Options") and/or grants of common stock of the Company may be granted to key persons assisting the Company, including officers, directors, employees and consultants. This Plan gives the Board broad authority to grant Options and make stock grants to key persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters, and to set the option price, term of option, and other broad authorities. Options may not be granted at a price less than the fair market value of the common stock at the date of grant and may not have a term in excess of 10 years.

Options granted under the Plan do not generally give rise to taxable income to the recipient or any tax consequence to the Company, since the Plan requires that the options be issued at a price not less than the fair market value of the common stock on the date of grant. However, when an option is exercised, the holder is subject to tax on the difference between the exercise price of the option and the fair market value of the stock on the date of exercise. The Company receives a corresponding deduction for income tax purposes. Recipients of stock grants are subject to tax on the fair market value of the stock on the date of grant and the Company receives a corresponding deduction. The foregoing is intended as a summary of the income tax consequences to an individual recipient of an option or stock grant, and should not be construed as tax advice. Holders of stock options or common stock should consult their own tax advisors.

Securities granted under the Plan are "restricted securities" as defined under the Securities Act of 1933, unless a registration statement covering such shares is effective. Restricted shares cannot be freely sold and must be sold pursuant to an exemption from registration (such as Rule 144) which exemptions typically impose conditions on the sale of the shares. Options granted under the Plan are nontransferable except by will or the laws of descent and distribution. As of December 31, 2004, 675,000 Options were outstanding and exercisable under the Plan, none of which were issued in 2004. All of the outstanding options were cancelled in 2005, and there are presently no options outstanding as discussed below in Certain Relationships and Related Transactions.

Securities Authorized for Issuance Under Equity Compensation Plans

Shown below is information as of December 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance. This information relates to the Company's Non-Qualified Stock Option and Stock Grant Plan.

                           Equity Compensation Plan Information
                                                                                        Number of securities
                                                                                        remaining available
                                         Number of securities to                        for future issuance
                                         be issued upon exercise  Weighted-average      under equity
                                         of outstanding options,  exercise price of     compensation plans
Plan Category                            warrants and rights      outstanding options,  (excluding
                                         (a)                      warrants and rights   securities reflected
                                                                  (b)                   in column
                                                                                        (a))
                                                                                        (c)

---------------------------------------- ------------------------ --------------------- ---------------------
Equity compensation plans approved by          675,000 (1)           $.71 per share           1,112,637 (2)
security holders

Equity  compensation  plans not approved            0                       _
by security holders

                                         ------------------------                       ---------------------

TOTAL                                          675,000 (1)                                    1,112,637 (2)

--------------------------

(1) All of these options were cancelled during 2005 and no options were outstanding as of October __, 2005.

(2)  This number has been reduced to 312,637 as of October __, 2005.

Shown below is information for the year ended December 31, 2004, with respect to the exercised and unexercised options to purchase the Company's common stock issued to executive officers under the Plan.

            Aggregated Option/SAR Exercises for 2004 Fiscal Year and

                 Year Ended December 31, 2004 Option/SAR Values

                                                                 Number of
                                                                 Securities
                                                                 Underlying
                                                                 Unexercised           Value of
                                                                 Options at            Unexercised  Options
                           Shares                                12/31/04(#)           at 12/31/04($) (1)
                           Acquired on           Value           Exercisable/          Exercisable/
Name                       Exercise (#)          Realized($)     Unexercisable         Unexercisable
----------------           ------------          -----------     -------------         ---------------------
William W. Reid            150,000               $129,000(2)     75,000(3)/0               $0/$0
William F. Pass            0                     $0              75,000(3)/0               $0/$0
David C. Reid              0                     $0              75,000(3)/0               $0/$0

-------------------------

(1) Based upon the closing price of the common stock as reported by OTC Bulletin Board as of December 30, 2004 ($0.41 per share).

(2) Represents the difference between the exercise price of the options and the fair market value of the stock on the day of exercise, measured by the closing sale price of the common stock on that day.

(3) Exercisable at December 31, 2004. All the options listed in the table above were cancelled in 2005 in connection with the Termination Agreements as discussed below in Certain Relationships and Related Transactions.

LEGAL PROCEEDINGS

No material legal proceedings, to which the Company is a party or to which the property of the Company is subject, is pending or is known by the Company to be contemplated. Also, the Company is not aware of any legal proceedings in which any officer, director or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stock Purchase by Robert McEwen and Related Agreements

On August 2, 2005, the Company sold 11,100,000 shares of its common stock to Robert R. McEwen, who subsequently became the Company's Chairman and Chief Executive Officer, for $4,000,000 in cash, or $.36036 per share. The sale price of the common stock was determined with reference to the trading price of the Company's stock in the time period preceding execution of the agreement.

In consideration of prior uncompensated services and termination of outstanding stock options, the Company also consummated agreements with each of its then-existing executive officers pursuant to which their employment contracts with the Company were terminated ("Termination Agreements"). These Termination Agreements provided for cash payments to the three former executive officers in the aggregate amount of $1,000,000, issuance of 1,025,000 shares of the Company's common stock and distribution of 5,191,352 shares of common stock of Gold Resource Corporation ("GRC"), representing all of the GRC stock owned by the Company prior to the transaction. These Termination Agreements were effective July 28, 2005. William Pass, the Company's Vice President, Chief Financial Officer and Corporate Secretary, continues as an employee of the Company on an at-will basis.

In addition to the foregoing terms, the agreement between the Company and Mr. McEwen included the following material terms:

     o The Company agreed to issue an aggregate of 450,000 shares of its common stock to the four existing non-executive members of the Board of Directors. These shares were issued under the Company's Non-Qualified Stock Option and Stock Grant Plan. Each of these directors also agreed to cancel any outstanding stock options from the Company.

     o The Company agreed to use its commercially reasonable efforts to cause the shares purchased by Mr. McEwen to be registered for resale with the Securities and Exchange Commission as promptly as practical after the closing of the transaction and to pay the costs associated with such registration. In addition, Mr. McEwen is entitled to "piggyback" registration rights on all registrations filed by the Company other than registrations on Form S-4 and S-8. This means that if the Company files a registration statement with the SEC in the future, the Company is obligated to include the shares issued to Mr. McEwen.

     o The Company and Mr. McEwen agreed to indemnify each other and their respective representatives and agents from breach of any representation or warranty contained in the underlying agreements.

The following table details the payments made by the Company to each of the Company's former officers:

                                            Share         GRC Share
    Name of Officer        Cash Payment     Issuance      Distribution
    ---------------        ------------     --------      ------------
    William W. Reid        $469,936          534,968       2,439,606
    David C. Reid           301,567          275,784       1,565,539
    William F. Pass         228,497          214,248       1,186,207

The Termination Agreements also provided the following additional material terms:

     o All of the Company's previous obligations to the officers were cancelled.

     o The Company distributed to the officers three automobiles and the associated installment purchase obligations.

     o The shares of Company common stock issued to the officers were issued under the Company's Non-Qualified Stock Option and Stock Grant Plan.

     o Each officer agreed to cancel any outstanding stock options to purchase shares of Company common stock from the Company.

Gold Resource Corporation

Gold Resource Corporation ("GRC") is a Colorado corporation in which the Company formerly owned an equity interest. Messrs. William and David Reid, former officers and directors of the Company, are also officers, directors and the owners of more than 10% of the outstanding stock of GRC.

Effective September 30, 2003, the Company acquired the 675,676 shares of GRC common stock owned by RMB International (Dublin) Ltd. ("RMB") in exchange for 672,528 shares of unregistered common shares of the Company valued at $0.54 per share (for an aggregate value of $363,165). This transaction with RMB terminated the Bring Along Obligation under a GRC stock subscription agreement dated May 6, 2002, that obligated the Company and the founders of GRC, under certain circumstances, to sell some or all of their shares of GRC to a third party on a pari passu basis along with all of the shares owned by RMB, and which gave RMB the contingent right to seek and negotiate such sale for up to 51% of the then outstanding shares of GRC. The independent directors of the Company unanimously approved this transaction with RMB.

In 2000 and 2003, William F. Pass, an officer of the Company, was granted by GRC a non-qualified stock option to purchase an aggregate 250,000 shares of GRC common stock at an exercise price of $.50 per share. During 2003 and 2004, William W. Reid and David C. Reid, each former officers and directors of the Company, were each granted by GRC non-qualified stock options to purchase aggregate 400,000 shares and 300,000 shares, respectively, of GRC common stock at an exercise price of $.50 per share.

During 2003, the Company made a non-interest bearing and unsecured loan to GRC of $30,000 to enable GRC to make certain critical payments. This loan was repaid by GRC during 2003.

During 2004, GRC issued 600,000 shares of its common stock to Canyon Resource Corporation, a publicly traded company, in exchange for $500,000 invested in GRC by that entity. Mr. Dick Mauro, a director of our company, is also a director of Canyon.

Miscellaneous

During 2004, Peter Bojtos, a director of the Company, was paid a $5,000 success fee for finding an investor for a private placement of the Company's common stock. The fee was calculated on the basis of 5% of the sales proceeds to the Company and the then-existing Board of Directors considered the terms of that arrangement to be no less favorable than could have been obtained from an unaffiliated third party.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October__, 2005, the Company had outstanding 33,296,810 shares of common stock. The following table sets forth certain information regarding the beneficial ownership of our common stock, representing our only voting securities outstanding, as of October __, 2005 by (i) each director; (ii) each executive officer of the Company; (iii) each beneficial owner of more than five percent of the Company's voting securities; and (iv) all of the directors and officers as a group. Unless otherwise stated, the address of each individual is that of the Company, 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215.

All share ownership listed in the table is direct, unless otherwise indicated.


                                                      Amount of
                                                      Beneficial      Percent
     Beneficial Owner                                 Ownership       of Class
     ----------------                                 ---------       --------

     Robert R. McEwen(1)                              11,100,000       33.37%


     Richard F. Nanna(1)                                 125,000         *


     Peter Bojtos(1)                                     125,000         *


     William F. Pass(1)                                  347,075        1.04%


     John W. Goth(1)                                     275,000         *


     Richard F. Mauro(1)                                 125,000         *


     Declan Costelloe (1)                                  5,000         *


     NovaGold Resources, Inc.                          5,374,544       16.13%
     P.O. Box 24, Suite 2300
     200 Granville Street
     Vancouver, British Columbia V6C 1S4, Canada

     All officers and directors as a group            12,102,075       36.35%
     (seven individuals)

-------------------

(1)  Officer or Director

     *    Less than one percent.

CHANGES IN CONTROL

In connection with the sale of 11,100,000 shares of its common stock in July 2005, the Company granted Mr. McEwen the right to appoint a majority of the Board of Directors. Pursuant to that agreement, Mr. McEwen and Mr. Costelloe were recently appointed to the Board. The remaining two directors that would constitute the majority (Ms. Ashby and Dr. Baker) have been nominated as directors to be elected at the annual meeting. In the event that these nominees are not elected for any reason, Mr. McEwen retains the right to appoint additional directors to the Board.

In a filing with the United States Securities and Exchange Commission, NovaGold Resources Inc., a Nova Scotia corporation with securities traded on the American and Toronto Stock Exchanges ("NovaGold"), reported that it had purchased 5,374,544 shares of our common stock in two separate private transactions effective July 27, 2005. NovaGold is a natural resource company engaged in the exploration and development of gold properties in North America. As a result of these transactions, NovaGold owns approximately 16% of our outstanding common stock as of October __, 2005.

The Company knows of no other arrangement or events, the happening of which may result in a change in control.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                   AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

The Company anticipates that the next annual meeting of shareholders will be held in June 2006. Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy material related to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices a reasonable time before the Company begins to print and mail its proxy materials for its 2006 annual meeting of shareholders. The proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

                       WHERE YOU CAN FIND MORE INFORMATION

As a reporting company, the Company is subject to the informational requirements of the Exchange Act and accordingly files its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, the Company's public filings are maintained on the SEC's Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our common stock is traded on the OTC Bulletin Board under the symbol USGL.

                          ANNUAL REPORT ON FORM 10-KSB

The Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, including financial statements and schedules, is included with this Proxy Statement. The Company will provide a copy of any exhibits to the Form 10-KSB without charge to any shareholder upon request.


                                  OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

                                    By Order of the Board of Directors

October __, 2005

                              U.S. GOLD CORPORATION

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated October__, 2005, hereby appoints Robert McEwen and William F. Pass or either of them, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of U.S. Gold Corporation held of record by the undersigned on October __, 2005, at the Annual Meeting of Shareholders to be held on November 14, 2005 at (location and address), at 10 a.m. Mountain time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3, 4 AND 5.

1.   ELECTION OF DIRECTORS. NOMINEES: ROBERT MCEWEN, DECLAN COSTELLOE, RICHARD
     F. MAURO, PETER BOJTOS, MICHELE L. ASHBY AND LEANNE M. BAKER.

                   [ ]  FOR         [ ] WITHHELD

         [ ]  FOR ALL NOMINEES, EXCEPT THE FOLLOWING:



2. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 35,000,000 SHARES TO 200,000,000 SHARES AND TO ELIMINATE THE PAR VALUE.

                   [  ] FOR        [  ]  AGAINST      [  ]  ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO ELIMINATE THE REQUIREMENT FOR A SUPERMAJORITY VOTE OF SHAREHOLDERS TO APPROVE CERTAIN TRANSACTIONS.

                   [  ] FOR        [  ]  AGAINST      [  ]  ABSTAIN

4. TO APPROVE AN AMENDMENT TO THE NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM 3,500,000 SHARES TO 5,000,000 SHARES.

                   [  ] FOR        [  ]  AGAINST      [  ]  ABSTAIN

5. TO RATIFY THE APPOINTMENT OF STARK WINTER SCHENKEIN & CO. LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2005.

                   [  ] FOR        [  ]  AGAINST      [  ]  ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                   ---------------------------------------------
                                   (Signature)

                                   ---------------------------------------------
                                   (Signature, if held jointly)

                                   ---------------------------------------------
                                   Date:      , 2005


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

                                   Exhibit "A"

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                              U.S. GOLD CORPORATION


     Pursuant to Sections 7-110-101, et seq, of the Colorado Business Corporation Act, U.S. Gold Corporation, a corporation organized and existing under the laws of the State of Colorado, adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is U.S. Gold Corporation.

     SECOND: U.S. GOLD CORPORATION, a corporation organized and existing under the laws of the State of Colorado (the "Corporation"), HEREBY CERTIFIES that the following Articles of Amendment to its Articles of Incorporation was duly adopted on November __, 2005, pursuant to the authority conferred upon the Corporation by the Articles of Incorporation of the Corporation, as amended
(the "Articles of Incorporation"), and by the Colorado Business Corporation Act (the "Act"):

     RESOLVED, that the first paragraph of Article IV of the Articles of Incorporation, entitled "Capital," is hereby amended to read in its entirety as follows:

     The aggregate number of shares which this Corporation shall have authority to issue is two hundred million (200,000,000), all of which shall be designated common stock without par value; and further

     RESOLVED, that the Articles of Incorporation of the Corporation are hereby amended by adding a new Article XIII to read as follows:

                                  ARTICLE XIII

                               VOTING REQUIREMENTS

When, with respect to any action to be taken by the shareholders of the Corporation, the Colorado Business Corporation Act ("Act") requires the vote or concurrence of a greater number of shares, or of any class or series entitled to vote thereon for an "existing corporation" (as defined in the Act) than would otherwise be required, any and all such action shall be taken as required by the Act, as the same may be amended from time to time, as if the Corporation were organized on or after July 1, 1994. This provision is intended to eliminate the two-thirds voting requirement imposed by Section 7-117-101 of the Act on corporations organized before June 30, 1994.

     THIRD: The proposed amendment to the Articles of Incorporation was submitted to the shareholders of the Corporation for approval at a meeting held November __, 2005, and the number of votes cast in favor of the amendment was sufficient for approval.


                     [Remainder of Page Intentionally Blank]

The name and address of the individual who caused this document to be filed, and who may be contacted by the Secretary of State with any questions, is:

WILLIAM F. PASS, VICE PRESIDENT AND SECRETARY
U.S. GOLD CORPORATION
2201 KIPLING ST STE 100
LAKEWOOD, CO 80215-1545